Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. Parrin, Vice President and Chief Financial Officer and Teresa H. Johnson, Vice President, General Counsel and Secretary, and each or either one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3, and any and all amendments (including post-effective amendments or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) thereto, for the offer and sale of up to $500,000,000 aggregate initial offering price of securities of MoneyGram International, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 14th day of April, 2005, by the following persons:

/s/ Philip W. Milne	/s/ Linda Johnson Rice

Philip W. Milne	Linda Johnson Rice

/s/ David J. Parrin	/s/ Douglas L. Rock

David J. Parrin	Douglas L. Rock

/s/ Jean C. Benson	/s/ Dr. Albert M. Teplin

Jean C. Benson	Dr. Albert M. Teplin

/s/ Robert H. Bohannon	/s/ Timothy R. Wallace

Robert H. Bohannon	Timothy R. Wallace

/s/ Jess Hay

Jess Hay

/s/ Judith K. Hofer

Judith K. Hofer

/s/ Donald E. Kiernan

Donald E. Kiernan

/s/ Robert C. Krueger

Robert C. Krueger